Exhibit 99.1

COVANCE

IMPORTANT SPECIAL MEETING INFORMATION

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., local time, on February 18, 2015.

Vote by Internet

- Go to **www.investorvote.com/cvd**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR proposals 1 and 2.

Proposal	For	Against	Abstain
1. To adopt the Agreement and Plan of Merger, dated as of November 2, 2014, among Laboratory Corporation of America Holdings ("LabCorp"), Neon Merger Sub Inc., a subsidiary of LabCorp, and Covance Inc. (the "Agreement and Plan of Merger").	☐	☐	☐
2. To approve, by a non-binding, advisory vote, the compensation that may become payable to Covance's named executive officers in connection with the merger contemplated by the Agreement and Plan of Merger.	☐	☐	☐

B

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

When signing as executor, administrator, attorney, trustee, guardian or other fiduciary, indicate your official position or representation capacity. If a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Covance Inc.Special Meeting of StockholdersFebruary 18, 2015, 8:00 a.m., local time The Princeton Marriott Hotel 100 College Road East Princeton, New JerseyAN ADMISSION TICKET AND GOVERNMENT ISSUED PICTURE IDENTIFICATION WILL BE REQUIRED TO ATTEND THE MEETING.An admission ticket and government issued picture identification will be required to enter the meeting. Admission to the Special Meeting will be on a first-come, first-served basis.You may obtain the Special Meeting ticket by writing to: Secretary, Covance Inc., 210 Carnegie Center, Princeton, NJ 08540 Important Notice Regarding the Availability of Proxy: the Proxy Statement/Prospectus is available on Covance’s website at www.covance.com/investors.html.If shares of common stock of Covance Inc. are held through the Covance 401(k) Savings Plan (the “401(k) Savings Plan”), you may direct the trustee of the 401(k) Savings Plan as to how to vote the shares by mailing the proxy card or by sending your voting instructions via telephone or Internet. The trustee will vote those shares as instructed if proper instructions are received before the close of business on February 12, 2015. The trustee will vote shares as to which the trustee has not received instructions in the same proportion as those votes cast by other 401(k) Savings Plan participants submitting voting instructions.IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.COVANCE.Proxy — COVANCE INC.This proxy is solicited on behalf of the Board of Directors for the Special Meeting of Stockholders to be held on February 18, 2015The undersigned stockholder(s) of COVANCE INC., a Delaware corporation, hereby authorizes and appoints Joseph L. Herring, Alison A. Cornell and James W. Lovett, with full power of substitution in each, as the agents, attorneys and proxies of the undersigned, for and in the name, place and stead of the undersigned, to attend and vote at the Special Meeting of Stockholders of Covance Inc. to be held on Wednesday, February 18, 2015 at 8:00 a.m., and at any adjournment(s) or postponement(s) thereof, and to vote as specified in this Proxy all of the shares of common stock of Covance Inc. which the undersigned would be entitled to vote if personally present at such Special Meeting of Stockholders. This proxy when properly executed will be voted in accordance with the undersigned’s indicated instructions on the reverse side. If no instructions are given, this Proxy will be voted in accordance with the Board of Directors’ recommendations FOR proposals 1 and 2. This proxy also hereby authorizes each of the members of management listed above to utilize his or her judgment in voting on other matters that may properly come before the meeting or any adjournment or postponement thereof. The undersigned hereby revokes all previously submitted proxies for the Special Meeting of Stockholders.The Board of Directors recommends a vote FOR proposals 1 and 2.YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE OR FOLLOW THE INSTRUCTIONS ON THE REVERSE SIDE FOR VOTING VIA THE INTERNET OR BY TELEPHONE.(Continued and to be signed on reverse side.)The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and of the Proxy Statement.